UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): April 30, 2015

HIGHER ONE HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-34779	26-3025501

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

115 Munson Street
New Haven, CT		06511

(Address of principal executive offices)		(Zip Code)
                  (203) 776-7776
(Registrant's telephone number,
 including area code)
N/A

(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below):
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c))

Item 2.05 Costs Associated with Exit or Disposal Activities.

On April 30, 2015, Higher One, Inc. ("Higher One"), a wholly-owned subsidiary of Higher One Holdings, Inc. (the "Company"), announced internally that it entered into an agreement with a third-party service provider to operate its customer care center, providing live-agent, chat and IVR services for the disbursements business, including the OneAccount product. The goal of entering into this agreement is to improve the customer experience, enhance controls, improve efficiencies and help direct the Company's resources towards its best opportunities. In connection with this agreement, the Company plans to reduce its employee workforce across its customer care department. The Company expects to begin the transition to the third-party service provider in July of this year and to substantially complete the employee reduction by November 1, 2015. However, the timing of this transition and of certain employee reductions may vary. The Company estimates it will recognize costs of approximately $1.0 million during fiscal year 2015, consisting primarily of one-time termination benefits and other charges related to such plan. Such costs are expected to be substantially accrued and paid through the end of the first quarter of 2016. The Company expects to realize cost savings of approximately $4.0 million to $5.0 million in 2016 through this arrangement.

Forward-Looking Statements: Statements in this Current Report on Form 8-K, other than historical facts, such as statements regarding the Company's ability to benefit from the agreement with the third-party service provider, the employee workforce reduction and the expected timing of the completion of such employee reduction, are forward-looking statements and are subject to the Safe Harbor provisions created by the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on current information and expectations, and involve a number of risks and uncertainties and may differ materially from actual future events or results due to a variety of factors, including but not limited to: the Company's ability to implement the transition to the third-party service provider; the Company's ability to implement the workforce reductions; possible changes in the size, timing and components of the workforce reductions or the expected costs and charges associated with the workforce reductions; the manner in and timing by which the Company transitions to the third-party service provider; and risks associated with the Company's ability to achieve planned expense reductions and improved performance.  Please see the "Risk Factors" section of the Company's filings with the Securities and Exchange Commission, including its most recent annual report on Form 10-K, for other factors that could cause the Company's results to vary from expectations.  The Company undertakes no obligation to revise or update publicly any forward-looking statements.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: April 30, 2015

HIGHER ONE HOLDINGS, INC.

By:	/s/ MARC SHEINBAUM
Name:	Marc Sheinbaum
Title:	Chief Executive Officer

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